QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (333-208538) and Form S-8 (No. 333-193735, 333-201672 and 333-208948) of our report dated March 9, 2016, with respect to the financial statements of Trevena, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 9, 2016

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm